                                                                    EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                            dated October 22, 1998,

                                  by and among

                        ABR INFORMATION SERVICES, INC.,
                             a Florida corporation,

                                CHOWNING, LTD.,
                            a Wisconsin corporation,

                          THE BARRINGTON GROUP, LTD.,
                            a Wisconsin corporation,

                              MARK G. FITZGERALD,
                              TIMOTHY D. DYER and
                               LAURA J. LAPINSKE,

                                as Shareholders,

                                      and

                              MARK G. FITZGERALD,
                             as Shareholders' Agent

                          PURCHASE AND SALE AGREEMENT
                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1.       PURCHASE AND SALE OF SHARES...................................................1

2.       PURCHASE PRICE - PAYMENT......................................................1
         2.1.     Purchase Price.......................................................1
         2.2.     Payment of Purchase Price............................................2
         2.3.     Method of Payment....................................................5

3.       REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS......................5
         3.1.     Corporate............................................................5
         3.2.     Shareholders.........................................................7
         3.3.     No Violation.........................................................7
         3.4.     Financial Statements.................................................8
         3.5.     Tax Matters..........................................................8
         3.6.     Accounts Receivable.................................................10
         3.7.     Absence of Certain Changes..........................................10
         3.8.     Absence of Undisclosed Liabilities..................................11
         3.9.     No Litigation.......................................................12
         3.10.    Compliance With Laws and Orders.....................................12
         3.11.    Title to and Condition of Properties................................14
         3.12.    Insurance...........................................................15
         3.13.    Contracts and Commitments...........................................16
         3.14.    Labor Matters.......................................................17
         3.15.    Employee Benefit Plans..............................................18
         3.16.    Employment Compensation.............................................21
         3.17.    Trade Rights........................................................21
         3.18.    Major Customers and Suppliers.......................................22
         3.19.    Service Warranty and Liability......................................23
         3.20.    Bank Accounts.......................................................23
         3.21.    Affiliates' Relationships to Company and its Subsidiaries...........23
         3.22.    Assets Necessary to Business........................................23
         3.23.    No Brokers or Finders...............................................24
         3.24.    Year 2000 Compliance................................................24
         3.25.    Systems Performance.................................................24
         3.26.    Software Ownership; Non Infringement................................24
         3.27.    Disclosure..........................................................25

4.       REPRESENTATIONS AND WARRANTIES OF BUYER......................................25
         4.1.     Corporate...........................................................26
         4.2.     Authority...........................................................26
         4.3.     No Brokers or Finders...............................................26
         4.4.     Disclosure..........................................................26
         4.5.     Investment Intent...................................................26

5.       COVENANTS....................................................................26
         5.1.     Employment and Noncompetition Agreements............................26
         5.2.     Noncompetition; Confidentiality.....................................26
         5.3.     General Releases....................................................28
         5.4.     Section 338(h)(10) Election.........................................28

6.       INDEMNIFICATION..............................................................29
         6.1.     By Principal Shareholders...........................................29
         6.2.     By Buyer............................................................30
         6.3.     Indemnification of Third-Party Claims...............................30
         6.4.     Payment.............................................................31
         6.5.     Limitations on Indemnification......................................31
         6.6.     No Waiver...........................................................32

7.       CLOSING......................................................................32
         7.1.     Documents to be Delivered by Company and Shareholders...............32
         7.2.     Documents to be Delivered by Buyer..................................33

8.       TERMINATION..................................................................34

9.       RESOLUTION OF DISPUTES.......................................................34
         9.1.     Arbitration.........................................................34
         9.2.     Arbitrators.........................................................34
         9.3.     Procedures; No Appeal...............................................34
         9.4.     Authority...........................................................35
         9.5.     Entry of Judgment...................................................35
         9.6.     Confidentiality.....................................................35
         9.7.     Continued Performance...............................................35
         9.8.     Tolling.............................................................35

10.      MISCELLANEOUS................................................................35
         10.1.    Disclosure Schedule.................................................35
         10.2.    Further Assurance...................................................35
         10.3.    Disclosures and Announcements.......................................35
         10.4.    Assignment; Parties in Interest.....................................36
         10.5.    Law Governing Agreement.............................................36
         10.6.    Amendment and Modification..........................................36
         10.7.    Notice..............................................................36
         10.8.    Expenses............................................................38
         10.9.    Shareholders' Agent; Power of Attorney..............................39
         10.10.   Entire Agreement....................................................40
         10.11.   Counterparts; Facsimile Signatures..................................40
         10.12.   Headings............................................................40
         10.13.   Glossary of Terms...................................................40

                              DISCLOSURE SCHEDULE


Schedule 3.1.(c)         Foreign Corporation Qualification
Schedule 3.1.(d)         Subsidiaries
Schedule 3.1.(e)         Directors and Officers of the Company
Schedule 3.1.(f)         Shareholder List
Schedule 3.3             Violation, Conflict, Default
Schedule 3.4             Financial Statements
Schedule 3.5.(b)         Tax Returns (Exceptions to Representations)
Schedule 3.5.(c)         Tax Audits
Schedule 3.5.(f)         Tax, Other
Schedule 3.6             Accounts Receivable (Aged Schedule)
Schedule 3.7             Certain Changes
Schedule 3.8             Off-Balance Sheet Liabilities
Schedule 3.9             Litigation Matters
Schedule 3.10.(a)        Non-Compliance with Laws
Schedule 3.10.(b)        Licenses and Permits
Schedule 3.10.(c)        Environmental Matters (Exceptions to Representations)
Schedule 3.11.(a)        Liens
Schedule 3.11.(c)        Real Property
Schedule 3.12            Insurance
Schedule 3.13.(b)        Personal Property Leases
Schedule 3.13.(d)        Contracts with Affiliates, Etc.
Schedule 3.13.(f)        Collective Bargaining Agreements
Schedule 3.13.(g)        Loan Agreements, etc.
Schedule 3.13.(h)        Guarantees
Schedule 3.13.(i)        Contracts Subject to Renegotiation
Schedule 3.13.(k)        Material Contracts
Schedule 3.14            Labor Matters
Schedule 3.15.(a)        Employee Plans/Agreements
Schedule 3.15.(i)        Future Commitments
Schedule 3.16            Employment Compensation
Schedule 3.17            Trade Rights
Schedule 3.18.(a)        Major Customers
Schedule 3.18.(b)        Major Suppliers
Schedule 3.18.(c)        Sales Representatives
Schedule 3.19            Service Warranty, Warranty Expense and Liability Claims
Schedule 3.20            Bank Accounts
Schedule 3.21.(a)        Contracts with Affiliates
Schedule 3.21.(c)        Obligations of and to Affiliates
Schedule 3.24            Year 2000 Noncompliance
Schedule 3.25            Software Updates
Schedule 3.26            Software Ownership Exceptions
Schedule 5.4             Purchase Price Allocation

                            STOCK PURCHASE AGREEMENT


      STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 22, 1998, by and among ABR Information Services, Inc., a Florida corporation ("Buyer"); Chowning, Ltd., a Wisconsin corporation ("Company"); The Barrington Group, Ltd., a Wisconsin corporation ("TBG"); Mark G. FitzGerald, Timothy D. Dyer and Laura J. Lapinske (individually "Shareholder" and together the "Shareholders"); and Mark G. FitzGerald, as agent for the Shareholders (the "Shareholders' Agent").

                                    RECITALS

           1. Company, including its sole Subsidiary (as hereinafter defined), TBG, is engaged in the business of providing cafeteria plan and flexible spending account administration services to third parties (the "Chowning Business"). Shareholders own all of the issued and outstanding shares (the "Shares") of capital stock of Company, and Company owns all of the issued and outstanding shares of capital stock of TBG.

           2. The facilities of Company and its sole Subsidiary consist solely of leased offices at 626 E. Wisconsin Avenue, 7th and 8th Floors, Milwaukee, Wisconsin 53202; 250 Berryhill Road, Suite 100, Converse Building, Columbia, South Carolina 29210; 8601 Georgia Avenue, Suite 802, Silver Spring, Maryland 20910; 118 75 Dublin Blvd., Suite A-106, Dublin, California 94568; and 203 McKnight Park Drive, Pittsburgh, Pennsylvania 15237l; and storage space rental at Downtown Mini Warehouse, 170 South Second Street, Milwaukee, Wisconsin 53204 (collectively, the "Facilities").

           3. Buyer desires to purchase the Shares from Shareholders and Shareholders desire to sell the Shares to Buyer, upon the terms and conditions hereinafter set forth.

           4. Shareholders wish to designate Mark G. FitzGerald as their agent and attorney-in-fact, with the authority to act on their behalf in connection with the sale of the Shares to Buyer.

           NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

      1.   PURCHASE AND SALE OF SHARES

      Subject to the terms and conditions of this Agreement, effective as of the Closing Date (as hereinafter defined) Shareholders shall sell to Buyer and Buyer shall purchase from Shareholders all of the Shares.

      2.   PURCHASE PRICE - PAYMENT

           2.1. Purchase Price. The aggregate purchase price payable for the Shares (the "Purchase Price") shall be FIFTEEN MILLION NINE HUNDRED SEVEN THOUSAND FIVE HUNDRED DOLLARS ($15,907,500). All payments of the Purchase Price are to be made for pro rata distribution among the Shareholders in accordance with their respective shareholdings in the Company as set forth in Schedule 3.1(f) hereto (except that Two Million Dollars ($2,000,000) otherwise allocable and distributable to Mark G. FitzGerald and Timothy D. Dyer (individually a "Principal Shareholder" and together the "Principal Shareholders") shall be subject to the holdback provisions of Sections 2.2(b) and 2.2(c) below).

           2.2. Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows:

                 2.2.(a)   Cash to Shareholders' Agent. At the Closing, Buyer
           shall deliver to the Shareholders' Agent the sum of THIRTEEN MILLION NINE HUNDRED SEVEN THOUSAND FIVE HUNDRED DOLLARS ($13,907,500).

                 2.2.(b)   Purchase Price Holdback for Claim Check
           Reconciliation and BenefitAmerica Receivables.

                           (i) On the Closing Date, Buyer will transfer the sum of One Million Dollars ($1,000,000) to a segregated interest-bearing account with a bank or other financial institution with a combined capital and surplus in excess of $50,000,000, which amount shall be held by Buyer in such account for the purpose of securing (A) payment in full of $465,336.32 in accounts receivable (the "BenefitAmerica Receivables") due and owing the Company and/or TBG from BenefitAmerica, Inc., a subsidiary of Colonial Companies, Inc. ("BenefitAmerica"), as of the Closing Date, and (B) reconciliation of the individual claims bank accounts such that the sum of (x) Cash in Bank, (y) accounts receivable for unreimbursed claims as per TBG's ledger, and (z) amounts under TBG's bank line of credit that were paid from the individual claims bank accounts, equals zero ($0). For purposes of this
                 Section 2.2.(b) only, "Holdback Period" shall mean the period commencing on the date and ending three (3) months from the Closing Date, subject to extension as hereinafter provided.

                           (ii) If, prior to the expiration of the Holdback Period, Buyer desires to assert a claim for failure to collect the BenefitAmerica Receivables in full or reconcile the individual claims bank accounts as set forth in Section 2.2(b)(i) above, then Buyer shall give the Shareholders' Agent written notice of such claim (for purposes of this Section 2.2.(b), a "Claim Notice"), specifying in reasonable detail the basis therefor and the amount and calculation thereof. If the Shareholders' Agent does not deliver to Buyer written notice of an objection to such claim within twenty (20) days after receipt of the Claim Notice relating thereto, Buyer shall be entitled to withdraw the dollar amount of its claim (as set forth in the Claim Notice) from the segregated account, and promptly upon such withdrawal Buyer shall assign to the Shareholders' Agent, for the benefit of the Principal Shareholders (and without any additional consideration), the BenefitAmerica Receivable(s) to which such Claim

                 Notice relates. If the Shareholders' Agent shall timely deliver to Buyer such written notice of objection, then Buyer shall not make a withdrawal from the segregated account with respect to the claim set forth in the Claim Notice until: (x) Buyer and Shareholders' Agent have executed joint written instructions referring to such Claim Notice and directing Buyer to withdraw, for Buyer's own account, funds from the segregated account; or (y) Buyer has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such claim for indemnification; whereupon Buyer shall withdraw from the segregated account, for Buyer's own account, such amount (if any) as provided therein, and promptly upon such withdrawal Buyer shall assign to the Shareholders' Agent, for the benefit of the Principal Shareholders (and without any further consideration), the BenefitAmerica Receivables to which such Claim Notice relates.

                           (iii) If Buyer has not delivered a Claim Notice to
                 Shareholders' Agent prior to the expiration of the Holdback Period, or if any and all Claim Notices delivered to Shareholders' Agent during the Holdback Period have been resolved pursuant to subsection (ii) above, then Buyer shall deliver to Shareholders' Agent the portion of the funds held in the segregated account equal to (x) One Million Dollars ($1,000,000), less (y) any amounts withdrawn by Buyer as provided herein, plus (z) any interest earned with respect to the funds held in the segregated account. Buyer shall deliver such amount to the Shareholders' Agent promptly after the expiration of the Holdback Period, unless one or more Claim Notice(s) have not been finally resolved pursuant to subsection (ii) above, in which case Buyer shall deliver to the Shareholders' Agent any undisputed amount but shall retain the amount(s) of such claim(s) in the segregated account until: (a) Buyer and the Shareholders' Agent have executed joint written instructions referring to such Claim Notice(s) and directing Buyer as to the disbursement of the funds in the segregated account; or (b) Buyer has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such Claim Notice(s); whereupon Buyer shall disburse the funds in the segregated account as provided therein.

                 2.2.(c)   Purchase Price Holdback for Closing Balance Sheet
                           Items.

                           (i) On the Closing Date, Buyer will transfer the sum of One Million Dollars ($1,000,000) to a segregated interest-bearing account with a bank or other financial institution with a combined capital and surplus in excess of $50,000,000, which amount shall be held by Buyer in such account for the purpose of rectifying undisclosed (or understated) liabilities, overstated assets, or other errors (collectively "Closing Balance Sheet Errors") in the Closing Balance Sheet (as hereinafter defined in Section 3.4); provided, however, that, for purposes of this Section 2.2(c) only, undisclosed or understated liabilities shall not include losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs, and expenses (including, without limitation, prejudgment interest in any litigated matter, penalties, court costs and attorneys' fees and expenses). For purposes of this Section 2.2(c) only, "Holdback Period" shall mean the period commencing on the date hereof and ending six (6) months from the Closing Date, subject to extension as hereinafter provided.

                           (ii) If, prior to the expiration of the Holdback Period, Buyer determines to assert a claim for one or more Closing Balance Sheet Errors, then Buyer shall give the Shareholders' Agent written notice of such claim (for purposes of this Section 2.2(c), a "Claim Notice"), specifying in reasonable detail the basis therefor and the amount and calculation thereof. If the Shareholders' Agent does not deliver to Buyer written notice of an objection to the claim for indemnification within twenty (20) days after receipt of the Claim Notice relating thereto, Buyer shall be entitled to withdraw the dollar amount of its claim (as set forth in the Claim Notice) from the segregated account. If the Shareholders' Agent shall timely deliver to Buyer such written notice of objection, then Buyer shall not make a withdrawal from the segregated account with respect to the claim set forth in the Claim Notice until: (x) Buyer and Shareholders' Agent have executed joint written instructions referring to such Claim Notice and directing Buyer to withdraw, for Buyer's own account, funds from the segregated account; or (y) Buyer has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such claim for indemnification; whereupon Buyer shall withdraw from the segregated account, for Buyer's own account, such amount (if any) as provided therein.

                           (iii) If Buyer has not delivered a Claim Notice to
                 Shareholders' Agent prior to the expiration of the Holdback Period, or if any and all Claim Notices delivered to Shareholders' Agent during the Holdback Period have been resolved pursuant to subsection (ii) above, then Buyer shall deliver to Shareholders' Agent the portion of the funds held in the segregated account equal to (x) One Million Dollars ($1,000,000), less (y) any amounts withdrawn by Buyer as provided herein, plus (z) any interest earned with respect to the funds held in the segregated account. Buyer shall deliver such amount to the Shareholders' Agent promptly after the expiration of the Holdback Period, unless one or more Claim Notice(s) have not been finally resolved pursuant to subsection (ii) above, in which case Buyer shall retain the amount(s) of such claim(s) in the segregated account until:
                 (a) Buyer and the Shareholders' Agent have executed joint written instructions referring to such Claim Notice(s) and directing Buyer as to the disbursement of the funds in the segregated account; or (b) Buyer has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such Claim Notice(s); whereupon Buyer shall disburse the funds in the segregated account as provided therein.

           2.3. Method of Payment. All payments under Section 2.2 above shall be made in the form of certified or bank cashier's check payable to the order of the recipient or, at the recipient's option, by wire transfer of immediately available funds to an account designated by the recipient in writing a reasonable amount of time prior to the time for payment specified herein.

      3.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS

      The Principal Shareholders, jointly and severally, make the following representations and warranties to Buyer, each of which is true and correct as of the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule delivered to Buyer at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein. Except for the representations and warranties set forth in Sections 3.1, 3.2, 3.4 and 3.6, all representations and warranties with respect to facts regarding TBG existing prior to January 1, 1998 are made solely to the best of the knowledge of the Shareholders.

           3.1.  Corporate.

                 3.1.(a)   Organization. Company is a corporation duly
           organized, validly existing and in good standing under the laws of the State of Wisconsin.

                 3.1.(b)   Corporate Power. Each of the Company and the
           Subsidiaries (as hereinafter defined) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

                 3.1.(c) Qualification. Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The states in which Company is licensed or qualified to do business as a foreign corporation are listed in
           Schedule 3.1.(c).

                 3.1.(d)   Subsidiaries. Schedule 3.1.(d) sets forth the name,
           jurisdiction of incorporation, capitalization, ownership and officers and directors of each corporation in which the Company has a direct or indirect equity interest ("Subsidiary") and the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. Except as listed in Schedule 3.1.(d), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business. All of the issued and outstanding shares of capital stock of each Subsidiary are owned by the Company, free and clear of all Liens (as defined in Section 3.11(a)) including, without limitation, voting trusts or agreements, proxies, or marital or community property interests (except for the Liens specifically described in Schedule 3.1.(d)), and are validly issued, fully paid and nonassessable (except as provided in Wisconsin Statutes Section 180.0622(2)(b) as judicially construed). Except as set forth in Schedule 3.1.(d), there are no (a) securities convertible into or exchangeable for the capital stock or other securities of any Subsidiary, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of any Subsidiary or securities which are convertible into or exchangeable for capital stock or other securities or any Subsidiary, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights. Each Subsidiary (x) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (y) has full corporate power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases, and (z) is in good standing and is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions listed opposite the name of such Subsidiary in Schedule 3.1.(d), which are the only jurisdictions in which such Subsidiary is required to be so qualified or licensed. The copies of the Articles of Incorporation and Bylaws of each Subsidiary, including any amendments thereto, which have been heretofore delivered by Seller to Buyer, are true, correct and complete copies of such instruments presently in effect. The corporation minute book and stock records of each Subsidiary which have been furnished to Buyer for inspection are true, correct and complete and accurately reflect all material corporation action taken by such Subsidiary.

                 3.1.(e)   Corporate Documents, etc. The copies of the Articles
           of Incorporation and Bylaws of the Company, including any amendments thereto, which have been delivered by Shareholders to Buyer are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Company which have been furnished to Buyer for inspection are true, correct and complete and accurately reflect all material corporate action taken by the Company. The directors and officers of the Company are listed in Schedule 3.1.(e).

                 3.1.(f)   Capitalization of the Company. The authorized capital
           stock of the Company consists entirely of 9,000 shares of common stock, par value $1.00 per share. No shares of such capital stock are issued or outstanding except for 1,000 shares of common stock of the Company which are owned of record and beneficially by Shareholders in the respective numbers set forth in Schedule
           3.1.(f). All such shares of capital stock of the Company are validly issued, fully paid and nonassessable (except as provided in Wisconsin Statutes Section 180.0622(2)(b) as judicially construed). There are no (a) securities convertible into or exchangeable for any of the Company's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities which are convertible into or exchangeable for capital stock or other securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

           3.2.  Shareholders.

                 3.2.(a) Power. Each Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby (such other documents sometimes referred to herein as "Ancillary Instruments"), and to carry out the transactions contemplated hereby.

                 3.2.(b)   Validity. This Agreement has been duly and validly
           executed and delivered by each Shareholder and is, and when executed and delivered each Ancillary Instrument will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

                 3.2.(c)   Title. Each Shareholder has the power to transfer,
           and Buyer is receiving, good and marketable title to the Shares to be sold by such Shareholder hereunder, free and clear of all Liens including, without limitation, voting trusts or agreements, proxies, or marital or community property interests.

           3.3. No Violation. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by the Company, TBG and the Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"), (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity (including, without limitation, under any "plant-closing" or similar law), or (c) subject to obtaining the consents referred to in Schedule 3.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of Company or any Subsidiary (or the Shares) under, any term or provision of the Articles of Incorporation or Bylaws of Company or any Subsidiary or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Company, any Subsidiary or any Shareholder is a party or by which

      Company, any Subsidiary or any Shareholder or any of its or their assets or properties may be bound or affected.

           3.4. Financial Statements. Included as Schedule 3.4 are true and complete copies of the financial statements of Company (including its Subsidiaries) consisting of (i) an unaudited balance sheet of Company as of the Closing Date, and (iii) an audited balance sheet at May 31, 1998 and the related audited statements of income and cash flows for the five months then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed opinions of Arthur Andersen & Co., independent auditors for Company for such periods. The unaudited balance sheet of the Company as of the Closing Date is hereinafter referred to as the "Closing Balance Sheet" and the audited balance sheet of the Company as of May 31, 1998 is hereinafter referred to as the "Recent Balance Sheet." All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Company (including its Subsidiaries), and fairly present, in accordance with generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of Company (including its Subsidiaries) as of the dates and for the years and periods indicated.

           3.5.  Tax Matters.

                 3.5.(a)   Provision For Taxes. The provision made for taxes on
           the Closing Balance Sheet is sufficient for the payment of all current and deferred federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, at the date of the Closing Balance Sheet and for all years and periods prior thereto. Since the date of the Recent Balance Sheet, neither the Company nor any Subsidiary has incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Company.

                 3.5.(b)   Tax Returns Filed. Except as set forth on Schedule
           3.5.(b), all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Company or any Subsidiary have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of all tax returns or reports filed by Company for each of its three most recent fiscal years have been delivered to Buyer. Company and its Subsidiaries have duly withheld and paid all taxes which they are required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Company and the Subsidiaries.

                 3.5.(c)   Tax Audits. The federal and state income tax returns
           of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Schedule 3.5.(c), and Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of intent to audit or any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                 3.5.(d)   No Consolidated Group. Company has never been a
           member of an affiliated group of corporations that filed a consolidated tax return. Neither Company nor any Subsidiary has any liability for the taxes of any person or entity under Sections 1.1502-6 or 1.1502-78 of Title 26 of the Code of Federal Regulations (or any similar provisions of state, local or foreign income tax laws).

                 3.5.(e)   S Corporation. Company properly and timely filed a
           valid election under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation ("S Corp") as defined under Section 1361 of the Code for federal income tax purposes effective from October 5, 1995 and has corresponding elections in effect under the laws of Wisconsin. Company has properly and timely filed a valid election to treat TBG as a qualified Subchapter S subsidiary with respect to the Company. Such elections have remained in effect since October 5, 1995 and January 1, 1998, respectively. Except for transactions contemplated by this Agreement, none of the Company, the Subsidiaries or any of the Shareholders has taken any action, nor has any event occurred, that would result in the revocation or termination of any of such elections. Company (including the Subsidiaries) is not subject to the tax imposed by Section 1374 of the Code (or any equivalent state statute) in excess of an aggregate of $1,000,000 and Company (including the Subsidiaries) does not have a "net unrealized built-in gain" as such phrase is defined in Section 1374(d) of the Code (or any equivalent state statute) in excess of an aggregate of $2,150,000.

                 3.5.(f)   Other. Except as set forth in Schedule 3.5.(f),
           neither Company nor any Subsidiary has (i) filed any consent or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), except as contemplated hereby, (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. Neither the Company nor any Subsidiary is a "United States real property holding company" within the meaning of Section 897 of the Code.

           3.6. Accounts Receivable. All accounts receivable of Company (including its Subsidiaries) reflected on the Closing Balance Sheet, and all accounts receivable incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; with the exception of the BenefitAmerica Receivables (which are collectible within three months of the Closing
      Date),are collectible (net of the reserve shown on the Closing Balance Sheet for doubtful accounts) within six months of the Closing Date in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in dispute. Schedule 3.6 contains a true and correct aged schedule of accounts receivable as of October 1, 1998. If and to the extent Buyer receives funds pursuant to Section 2.2 or Section 6.1 with respect to uncollected accounts receivable reflected on the aged schedule set forth in Schedule 3.6, such uncollected accounts receivable shall promptly be assigned to the Shareholders' Agent, for the benefit of the Principal Shareholders (and without any additional consideration).

           3.7. Absence of Certain Changes. Except as and to the extent set forth in Schedule 3.7, since the date of the Recent Balance Sheet there has not been:

                 3.7.(a)   No Adverse Change. Any material adverse change in the
           financial condition, assets, liabilities, business, prospects or operations of Company and its Subsidiary, taken as a whole;

                 3.7.(b)   No Damage. Any loss, damage or destruction, whether
           covered by insurance or not, affecting the Company, any Subsidiary, their respective properties or the Chowning Business;

                 3.7.(c)   No Increase in Compensation. Any increase in the
           compensation, salaries or wages payable or to become payable to any employee or agent of Company or any Subsidiary (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, except for changes in the ordinary course of business, consistent with past practice;

                 3.7.(d)   No Labor Disputes. Any labor dispute or disturbance,
           other than routine individual grievances which are not material to the business, financial condition or results of operations of Company and its Subsidiary taken as a whole;

                 3.7.(e)   No Commitments. Any commitment or transaction by
           Company or any Subsidiary (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

                 3.7.(f)   No Dividends. Any declaration, setting aside, or
           payment of any dividend or any other distribution in respect of the capital stock of the Company or any Subsidiary; any redemption, purchase or other acquisition by Company or any Subsidiary of any capital stock of Company or any Subsidiary, or any security relating thereto; or any other payment to any shareholder of Company or any Subsidiary as such a shareholder;

                 3.7.(g)   No Disposition of Property. Any sale, lease or other
           transfer or disposition of any properties or assets of Company or any Subsidiary other than in the ordinary course of business;

                 3.7.(h)   No Indebtedness. Any indebtedness for borrowed money
           incurred, assumed or guaranteed by Company or any Subsidiary;

                 3.7.(i)   No Liens. Any mortgage, pledge, lien or encumbrance
           made on any of the properties or assets of Company or any Subsidiary;

                 3.7.(j)   No Amendment of Contracts. Any entering into,
           amendment or termination by Company or any Subsidiary of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                 3.7.(k)   Loans and Advances. Any loan or advance (other than
           advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any Affiliate (for purposes of this Agreement, the term "Affiliate" shall mean and include: all Shareholders, present or former warrantholders, directors and officers of Company and/or any Subsidiary; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market); or

                 3.7.(l)   Credit. Any grant of credit to any customer or
           distributor of Company or any Subsidiary on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of the policies or practices of the Company and its Subsidiaries with respect to the granting of credit.

           3.8. Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Closing Balance Sheet, or in Schedule 3.8, Company (including its Subsidiaries) does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise). Except as and to the extent described in the Closing Balance Sheet or in Schedule 3.8, no Shareholder has knowledge of any basis for the assertion against Company or any of its Subsidiaries of any liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of Company's business and consistent with past practice.

           3.9. No Litigation. Except as set forth in Schedule 3.9 there is no action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation"), pending or, to the best of the knowledge of the Shareholders, threatened against Company, any Subsidiary, its or their directors (in such capacity), the Chowning Business or any of the assets of the Company or its Subsidiaries, nor does any Shareholder know, or have grounds to know, of any basis for any Litigation. Schedule 3.9 also identifies all Litigation to which Company, any Subsidiary or any of their respective directors (in such capacity) have been parties since January 1, 1998. Except as set forth in Schedule 3.9, none of the Company, the Subsidiaries or their respective businesses or assets is subject to any Order of any Government Entity.

           3.10. Compliance With Laws and Orders.

                 3.10.(a) Compliance. Except as set forth in Schedule 3.10.(a), Company and its Subsidiaries (including each and all of their respective operations, practices, properties and assets) are in compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, service warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws as hereinafter defined. Except as set forth in Schedule 3.10.(a), neither Company nor any Subsidiary has received notice of any violation or alleged violation of, or is subject to any Liability for past or continuing violation of, any Laws or Orders. All reports and returns required to be filed by Company or any Subsidiary with any Government Entity have been filed, and were accurate and complete in all material respects when filed. Without limiting the generality of the foregoing:

                           (i) The operation of the business of the Company (including its Subsidiaries) as it is now conducted does not, nor does any condition existing at any of the Facilities, in any manner constitute a nuisance or other tortuous interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such business or the manner in which it is now conducted.

                           (ii) Company and its Subsidiaries have made all required payments to their respective unemployment compensation reserve accounts with the appropriate governmental departments of the states where they are required to maintain such accounts, and each of such accounts has a positive balance.

                           (iii) Company has delivered to Buyer copies of all reports of Company and its Subsidiaries for the past five (5) years required under the federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

                 3.10.(b) Licenses and Permits. Company and its Subsidiaries have all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the Chowning Business (as presently conducted and as proposed to be conducted) and operation of the Facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 3.10.(b), are in full force and effect and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated hereby. Except as set forth in Schedule 3.10.(b), Company and its Subsidiaries (including their respective operations, properties and assets) are and have been in compliance with all such permits and licenses, approvals, authorizations and consents.

                 3.10.(c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws". Without limiting the generality of the foregoing provisions of this Section 3.10, Company and its Subsidiaries are in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in
           Schedule 3.10.(c), there is no Litigation nor any demand, claim, hearing or notice of violation pending or, to the knowledge of the Shareholders, threatened against Company or any of its Subsidiaries relating in any way to the Environmental Laws or any Order issued, entered, promulgated or approved thereunder. Except as set forth in
           Schedule 3.10.(c), there are no past or present (or, to the best of the Shareholders' knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may reasonably be expected to interfere with or prevent compliance or continued compliance with the Environmental Laws or with any Order issued, entered, promulgated or approved thereunder, or which may reasonably be expected to give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any Litigation, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

           3.11. Title to and Condition of Properties.

                 3.11.(a) Marketable Title. Company (including its Subsidiaries) has good and marketable title to all of the assets, business and properties of Company and its Subsidiaries, including, without limitation, all such properties (tangible and intangible) reflected in the Closing Balance Sheet, free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Schedule 3.11.(a) and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Closing Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized. None of the assets, business or properties of Company or any Subsidiary are subject to any restrictions with respect to the transferability thereof; and the Company's or Subsidiary's, as the case may be, title thereto will not be affected in any way by the transactions contemplated hereby.

                 3.11.(b) Condition. All property and assets owned or utilized by Company and its Subsidiaries are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Company and its Subsidiaries), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Company and its Subsidiaries as conducted during the preceding 12 months. To the best of the Shareholders' knowledge, all buildings, plants and other structures owned or otherwise utilized by Company and its Subsidiaries are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

                 3.11.(c) Real Property. Schedule 3.11.(c) sets forth all real property owned, used or occupied by Company and its Subsidiaries (the "Real Property"). Schedule 3.11.(c) also sets forth, with respect to each parcel of Real Property which is leased, the material terms of such lease. There are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. All of the Real Property has permanent rights of access to dedicated public highways. No fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or, to the best of the Shareholders' knowledge, threatened restriction or denial, governmental or otherwise, upon such ingress and egress.

                 3.11.(d) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of Company or any Subsidiary is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of the Shareholders' knowledge has any such condemnation, expropriation or taking been proposed.

           3.12. Insurance. Set forth in Schedule 3.12 is a complete and accurate list and description of all policies of fire, liability, errors and omissions, electronic data processing, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Company and its Subsidiaries, true and correct copies of which have heretofore been delivered to Buyer. Schedule 3.12 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, retroactive date of coverage, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims in excess of $5,000. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Company and its Subsidiaries, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Schedule 3.12 indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and none of the Company, any Subsidiary or nor any Shareholder has knowledge of any act or omission of Company or any Subsidiary which could result in cancellation of any such policy prior to its scheduled expiration date. Neither Company nor any Subsidiary has been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Company and its Subsidiaries have duly and timely made all claims they have been entitled to make under each policy of insurance. There is no claim by Company or any Subsidiary pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and none of the Company, any Subsidiary or any of the Shareholders knows of any basis for denial of any claim under any such policy. Neither Company nor any Subsidiary has received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by Company and its Subsidiaries with all requirements of law and with the requirements of all material contracts to which Company or any Subsidiary is a party.

           3.13. Contracts and Commitments.

                 3.13.(a) Real Property Leases. Except as set forth in Schedule 3.11.(c), neither Company nor any Subsidiary has any leases of real property.

                 3.13.(b) Personal Property Leases. Except as set forth in
           Schedule 3.13.(b), neither Company nor any Subsidiary has any leases of personal property involving consideration or other expenditure in excess of $5,000 or involving performance over a period of more than three months.

                 3.13.(c) Sales Commitments. Neither Company nor any Subsidiary has any sales contracts or commitments except those made in the ordinary course of business, at arm's length.

                 3.13.(d) Contracts With Affiliates and Certain Others. Except as set forth in Schedule 3.13.(d), neither Company nor any Subsidiary has any agreement, understanding, contract or commitment (written or oral) with any Affiliate or any employee, agent, consultant, distributor, dealer or franchisee that is not immediately cancelable by Company without liability, penalty or premium of any nature or kind whatsoever.

                 3.13.(e) Powers of Attorney. Neither the Company nor any Subsidiary has given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                 3.13.(f) Collective Bargaining Agreements. Except as set forth in Schedule 3.13.(f), neither Company nor any Subsidiary is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups. Copies of all such agreements have heretofore been delivered to Buyer.

                 3.13.(g) Loan Agreements. Except as set forth in Schedule 3.13.(g), neither Company nor any Subsidiary is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                 3.13.(h) Guarantees. Except as disclosed on Schedule 3.13.(h), neither Company nor any Subsidiary has guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                 3.13.(i) Contracts Subject to Renegotiation. Except as disclosed on Schedule 3.13.(i), neither Company nor any Subsidiary is a party to any contract with any governmental body which is subject to renegotiation.

                 3.13.(j) Burdensome or Restrictive Agreements. Neither Company nor any Subsidiary is a party to, and neither Company nor any Subsidiary is bound by, any agreement requiring Company or any Subsidiary to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Company or any Subsidiary from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                 3.13.(k) Other Material Contracts. Neither Company nor any Subsidiary has any lease, contract or commitment of any nature involving consideration or other expenditure in excess of $ 5,000, or involving performance over a period of more than three months, or which is otherwise individually material to the operations of Company or any Subsidiary, except as explicitly described in
           Schedule 3.13.(k) on any other schedule to this Agreement.

                 3.13.(l) No Default. Neither Company nor any Subsidiary is in default under any lease, contract or commitment, and no event or omission has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Company's or a Subsidiary's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by Company or any Subsidiary. No third party is in default under any lease, contract or commitment to which Company or any Subsidiary is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

           3.14. Labor Matters. Except as set forth in Schedule 3.14, since January 1, 1998 neither Company nor any Subsidiary has experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. Except to the extent set forth in Schedule 3.14, (a) Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company or any Subsidiary pending or, to the best of the knowledge of the Shareholders, threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or, to the best of the knowledge of the Shareholders, threatened against or affecting Company or any Subsidiary nor any secondary boycott with respect to products or services of Company or any Subsidiaries; (d) no question concerning representation has been raised or, to the best of the knowledge of the Shareholders, is threatened respecting the employees of Company or any Subsidiary; (e) no grievance which might reasonably be expected to have a material adverse effect on Company or any Subsidiary, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Company or any Subsidiary concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity.

           3.15. Employee Benefit Plans.

                 3.15.(a) Disclosure. Schedule 3.15.(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Company Employees") employed by Company (including its Subsidiaries). The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. Each of the Employee Plans/Agreements is identified on Schedule 3.15.(a), to the extent applicable, as one or more of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in Section 414 of the Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA), and neither Company nor any Subsidiary has any further obligation to contribute to, or any Liability with respect to, any multiemployer plan.

                 3.15.(b) Terminations, Proceedings, Penalties, etc. With respect to each employee benefit plan (including, without limitation, the Employee Plans/Agreements) that is subject to the provisions of Title IV of ERISA and with respect to which the Company, any Subsidiaries, or any of their respective assets may, directly or indirectly, be subject to any Liability, contingent or otherwise, or the imposition of any Lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such plan, or otherwise):

                           (i) no such plan has been terminated so as to subject, directly or indirectly, any assets of Company or any Subsidiary to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

                           (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

                           (iii) no condition or event currently exists or
                 currently is expected to occur that could subject, directly or indirectly, any assets of Company or any Subsidiary to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such plan;

                           (iv) if any such plan were to be terminated as of the Closing Date, no assets of Company or any Subsidiary would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

                           (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

                           (vi) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

                           (vii) no such plan is a multiemployer plan or a plan
                 described in Section 4064 of ERISA.

                 3.15.(c) Prohibited Transactions, etc. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Company, any Subsidiaries, or any of their respective assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement, or under any agreement, instrument, Law or Order pursuant to or under which Company and/or any Subsidiaries have agreed to indemnify or are required to indemnify any person against liability incurred under any such Law or Order.

                 3.15.(d) Leased Employees; Title IV Liability. There are not and never have been any leased employees within the meaning of
           Section 414(n) of the Code who perform services for Company or any Subsidiary, and no individuals are expected to become leased employees with the passage of time. Neither Company nor any Subsidiary has any liability, actual or contingent, under Title IV of ERISA.


                 3.15.(e) Payments and Compliance. With respect to each Employee Plan/Agreement, (i) all payments due from Company or any

           Subsidiary to date have been made and all amounts properly accrued to date as liabilities of Company or any Subsidiary which have not been paid have been properly recorded on the books of Company and are reflected in the Closing Balance Sheet; (ii) Company and the Subsidiaries have complied with, and each such Employee Plan/Agreement conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification or is within the initial remedial amendment period provided for in Section 401(b) of the Code, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred that has or is likely to adversely affect such qualification or exemption; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement or against the assets of such Employee Plan/Agreement; and (vi) no Employee Plan/Agreement is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                 3.15.(f) Post-Retirement Benefits. No Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Company or Subsidiary employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Company (including the Closing Balance Sheet), (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

                 3.15.(g) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Company or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                 3.15.(h) Delivery of Documents. There has been delivered to Buyer, with respect to each Employee Plan/Agreement:

                           (i) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Employee Plan/Agreement, all material employee communications relating to such Employee Plan/Agreement, and, unless the Employee Plan/Agreement is embodied entirely in an insurance policy to which Company or any Subsidiary is a party, a true and complete copy of such Employee Plan/Agreement; and

                           (ii) if the Employee Plan/Agreement is funded
                 through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

                 3.15.(i) Future Commitments. Except as described in Schedule 3.15.(i), neither Company nor any Subsidiary has any announced plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

           3.16. Employment Compensation. Schedule 3.16 contains a true and correct list of all employees to whom Company and/or any Subsidiaries are paying compensation, including bonuses and incentives, at an annual rate in excess of Ten Thousand Dollars ($10,000) for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and date and amount of most recent salary increase, and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

           3.17. Trade Rights. Schedule 3.17 lists all Trade Rights (as defined below) in which Company and/or any Subsidiaries now have any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company and/or any Subsidiaries, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 3.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of Company and the Subsidiaries, as such is currently being conducted or proposed to be conducted, Company and its Subsidiaries do not require any Trade Rights that they do not already have. Neither Company nor any Subsidiary is infringing, or has infringed, any Trade Rights of another in the operation of the business of Company and its Subsidiaries. To the best of the knowledge of the Shareholders, no person or entity of any kind is infringing the Trade Rights of Company or any Subsidiary. Neither Company nor any Subsidiary has granted any license or made any assignment of any Trade Right listed on Schedule 3.17. Except as set forth in Schedule 3.17, neither Company nor any Subsidiary pays any royalties or other consideration for the right to use any Trade Rights of others. There is no Litigation pending or, to the best of the knowledge of the Shareholders, threatened to challenge Company's or any Subsidiary's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Company and the Subsidiaries. All Trade Rights of Company and its

      Subsidiaries are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Company or any of the Subsidiaries. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by Company or any of the Subsidiaries. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

           3.18. Major Customers and Suppliers.

                 3.18.(a) Major Customers. Schedule 3.18.(a) contains a list of the twenty (20) largest customers of Company (including the Subsidiaries) for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Except as set forth in Schedule 3.18.(a), no Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed on Schedule 3.18.(a) will not continue to be customers of the business of Company (including its Subsidiaries) after the Closing at substantially the same level of purchases as heretofore.

                 3.18.(b) Major Suppliers. Schedule 3.18.(b) contains a list of the five (5) largest suppliers to Company (including its Subsidiaries) for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. No Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on Schedule 3.18.(b) will not continue to be suppliers to the business of Company (including its Subsidiaries) after the Closing and will not continue to supply the business with substantially the same quantity and quality of goods at competitive prices.

                 3.18.(c) Sales Representatives. Schedule 3.18.(c) contains a list of all sales representatives of Company and the Subsidiaries, together with true, correct and complete copies of all sales representative contracts and policy statements (including without limitation, commission and other compensation arrangements), and a description of all substantial modifications or exceptions.

           3.19. Service Warranty and Liability. Schedule 3.19 contains true, correct and complete copies of all warranties, commitments and obligations of Company and its Subsidiaries for sales of Services (as defined below) and, except as stated therein, there are no warranties, commitments or obligations with respect to the provision of such Services. Schedule 3.19 sets forth the estimated aggregate annual cost to Company and its Subsidiaries of meeting warranty or liability obligations or commitments for customers for each of the five (5) preceding fiscal years. Schedule 3.19 contains a description of all liability claims and similar Litigation relating to services rendered, which are presently pending or which to the best of Shareholders' knowledge are threatened, or which have been asserted or commenced against Company or any Subsidiary within the last five (5) years, in which a party thereto either requests injunctive relief or alleges damages (whether or not covered by insurance). The provision of such services by the Company and/or the Subsidiaries meet and comply with all governmental laws and regulations currently in effect. As used in this Section 3.19, the term "Services" means any and all services currently or at any time previously rendered, provided or sold by Company and/or any of the Subsidiaries, or by any predecessor of Company and/or any of the Subsidiaries, under any brand name or mark under which services are or have been rendered, provided or sold by Company and/or any of the Subsidiaries.

           3.20. Bank Accounts. Schedule 3.20 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company and/or any Subsidiary maintain a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

           3.21. Affiliates' Relationships to Company and its Subsidiaries.

                 3.21.(a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between Company (including its Subsidiaries) and any Affiliate are described on Schedule 3.21.(a).

                 3.21.(b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with Company or any Subsidiary or is competitive with business of the Company and/or the Subsidiaries, or (ii) any property, asset or right which is used by Company or any Subsidiary in the conduct of such business.

                 3.21.(c) Obligations. All obligations of any Affiliate to Company, and all obligations of Company or any Subsidiary to any Affiliate, are listed on Schedule 3.21.(c).

           3.22. Assets Necessary to Business. Company (including its Subsidiaries) presently has and at the Closing will have good, valid and marketable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, necessary to permit Buyer to carry on the business of Company and its Subsidiaries as presently conducted.

           3.23. No Brokers or Finders. None of Company, the Subsidiaries or any of their respective directors, officers, employees, shareholders or agents, including the Shareholders, have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

           3.24. Year 2000 Compliance. Except as set forth in Schedule 3.24, to the best of the knowledge of the Principal Shareholders, the computer source codes, programs and other software of the Company and/or the Subsidiaries (including machine readable code, printed listings of code, databases, documentation and related property and information of Company and/or the Subsidiaries used or under development for use in the Chowning Business) (collectively, "Software") accurately determines chronological dates and accurately performs all calculations, data manipulations, sorting and transmission of date data regardless of whether the date represents or references different centuries.

           3.25. Systems Performance. The Software and related systems owned or used by Company or its Subsidiaries perform adequately to deliver the functionality needed to meet the information systems requirements of the Chowning Business as they are presently conducted. No Shareholder has caused or will cause any unplanned interruption of the operations of, or accessibility to, the Software or related systems (or any system component) through any device, method or means including, without limitation, the use of any "virus," "lockup," "time bomb" or "key lock" device or program, or disabling code, which has the potential or capability of causing any unplanned interruption of the operations of, or accessibility of, the Software or related systems (or any system component) to Buyer, or any user authorized by Buyer, or which could alter, destroy or inhibit the use of the Software or related systems (or any system component), or the data contained therein (collectively, "Disabling Devices"), which could block access to or prevent the use of the Software or any system (or system component) by Buyer or any authorized user. No Shareholder has placed, nor is any Shareholder aware of, any Disabling Device on any Software or system component owned or used by Company or its Subsidiaries. Except as set forth in Schedule 3.25, there is no new version, update or release of any Software currently being developed.

           3.26. Software Ownership; Non Infringement. Except as set forth in
      Schedule 3.26 hereto:

                 (1) Company (including its Subsidiaries) owns all right, title and interest in and to the Software;

                 (2) Company (including its Subsidiaries) has developed the Software entirely through its own efforts for its own account, and the Software is free and clear of all Liens of any nature whatsoever;

                 (3) The Software does not infringe any patent, copyright or trade secret of any third party;

                 (4) The Software is fully eligible for protection under the applicable copyright law and has not been forfeited to the public domain;

                 (5) The source code and system specification of the Software have been maintained in confidence;

                 (6) All personnel, including employees, agents, consultants and contractors, who have participated in the concept and the development of the Software either (a) have been party to a for-hire relationship with Company or a Subsidiary thereof that has accorded the Company (including its Subsidiaries) full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software, or (b) have executed appropriate instruments and assigns in favor of the Company and its Subsidiaries as assignees and have conveyed to the Company and its Subsidiaries full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software;

                 (7) Company (including its Subsidiaries) has duly obtained the right and license to use, copy, modify and distribute the software components contained in the Software, the Software contains no other software components in which any third party may claim superior or joint ownership, and no Software is a derivative work of any software programs not owned by their entirety by Company or its Subsidiaries;

                 (8) Company and its Subsidiaries have not granted any rights in the Software to any third party; and

                 (9) The Software contains certain software components duly licensed to Company or its Subsidiaries for inclusion in the Software, and the Software contains no other software components in which any third party may claim superior or joint ownership, nor is any Software a derivative work of any other software programs not owned in their entirety by Company or a Subsidiary thereof.

                 3.27. Disclosure. No representation or warranty by Company and/or the Shareholders in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Company or Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Company and/or Shareholders shall be deemed representations and warranties by the Company and the Shareholders.

           4.    REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer makes the following representations and warranties to the Shareholders, each of which is true and correct as of the Closing Date, shall be unaffected by any investigation hereafter made by Shareholders or any notice to Shareholders, and shall survive the Closing of the transactions provided for herein.

           4.1.  Corporate.

                 4.1.(a)   Organization. Buyer is a corporation duly organized,
           validly existing and in good standing under the laws of the State of Florida.

                 4.1.(b)   Corporate Power. Buyer has all requisite corporate
           power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

           4.2. Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

           4.3. No Brokers or Finders. Except for Broadview Associates LLC, neither Buyer nor any of its directors, officers, employees or agents has retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

           4.4. Disclosure. No representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

           4.5. Investment Intent. The Shares are being acquired by Buyer for investment only and not with the view to resale or other distribution.

      5.   COVENANTS

           5.1. Employment and Noncompetition Agreements. Contemporaneously with the execution of this Agreement, Shareholders shall cause each of Mark G. FitzGerald and Timothy D. Dyer to execute and deliver to Company an Employment and Noncompetition Agreement, substantially in the form of Exhibit A hereto.

           5.2. Noncompetition; Confidentiality. As an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Company being acquired pursuant to this Agreement, and in addition to and not in limitation of any covenants contained in any agreement executed and delivered pursuant to Section 5.1 hereof, each Shareholder hereby covenants and agrees as follows:

                 5.2.(a)   Covenant Not to Compete. For a period of three (3)
           years from the Closing Date, neither of the Principal Shareholders (i.e., Mark G. FitzGerald or Timothy D. Dyer) will directly or indirectly:

                           (i) engage in, continue in or carry on any business which competes with Company, any Subsidiary and/or the Chowning Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                           (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Company (including its Subsidiaries) or Buyer (or any of its subsidiaries) in any aspect with respect to the Chowning Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

                           (iii) offer employment to an employee of Company,
                 any Subsidiary or the Chowning Business, without the prior written consent of Buyer; or

                           (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Company, any Subsidiary and/or the Chowning Business;

           provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extent to and cover the entire United States of America, which constitutes the geographic scope of the Chowning Business as of the date of this Agreement. The parties agree that a Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any subsidiary of Buyer or to any person, corporation, firm or entity that purchases all or part of the business of the Company or any Subsidiary. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                 5.2.(b)   Covenant of Confidentiality. No Shareholder shall at
           any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, or
           (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Company or any Subsidiary. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which Company or any Subsidiary has an interest, all customer lists and customer information, and all other information concerning the processes, apparatus, equipment, packaging, products, marketing and distribution methods of Company or any Subsidiary, not previously disclosed to the public directly by Company.

                 5.2.(c)   Equitable Relief for Violations. Each Shareholder
           agrees that the provisions and restrictions contained in this
           Section 5.2 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Shares, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 5.2.

           5.3. General Releases. Contemporaneously with the execution of this Agreement, each Shareholder shall deliver, and shall cause each of Charles M. Young, Brian C. Connelley, Natalie K. Brooks and Judith A. Rogala to deliver, a general release to Buyer, in substantially the form attached hereto as Exhibit B.

           5.4. Section 338(h)(10) Election. Company and Shareholders will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company hereunder. The Shareholders of the Company will pay any tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer, the Company and their subsidiaries against any tax (including interest and penalties) arising out of any failure to pay such tax. The Shareholders will also pay any state, local, or foreign tax (and indemnify the Buyer, the Company and their subsidiaries against any tax (including interest and penalties) arising out of any failure to pay such tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code
      (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Company hereunder. Buyer shall be responsible for the preparation and filing of such election. The allocation of purchase price among the assets of the Company shall be made in accordance with Schedule 5.4 hereto. Shareholders and Buyer shall accept such purchase price allocations and Buyer and each Shareholder shall report, act, file in all respects and for purposes consistent with such allocations. Shareholders and the Company (if required) shall execute and deliver to Buyer at Closing three copies of such documents or forms (including Section 338 Forms, as defined below) as Buyer shall request or as are required by applicable law for an effective Section 338(h)(10) Election, including, without limitation, any "Statement of Section 338(h)(10)" and IRS Form 8023 (together with any schedules or attachments thereto, the "Section
      338 Forms") that are required pursuant to the Treasury Regulations.

      6.   INDEMNIFICATION

           6.1. By Principal Shareholders. Subject to the terms and conditions of this Article 6, each Principal Shareholder, jointly and severally, hereby agrees to indemnify, defend and hold harmless Buyer, its directors, officers, employees and controlled and controlling persons (hereinafter "Buyer's Affiliates"), the Company and its Subsidiaries from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's Affiliates, the Company or any of its Subsidiaries, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of any Shareholder or Company contained in or made pursuant to this Agreement, (b) the breach of any covenant of any Shareholder, the Company or TBG contained in this Agreement, or (c) the litigation matters referred to in Schedule 3.9. Notwithstanding the foregoing, Buyer agrees not to seek indemnification from the Principal Shareholders under this
      Section 6.1 for breach of any representation or warranty contained in or made pursuant to this Agreement if and to the extent the Company would be entitled, based upon the facts constituting such alleged breach, to indemnification from EMPHESYS Financial Group, Inc., a Delaware corporation ("EFG"), under that certain Stock Purchase Agreement, dated December 19, 1997, as amended January 1, 1998, between the Company and EFG (the "Prior Agreement"); provided, however, that (1) Buyer may immediately seek indemnification from the Principal Shareholders under this Section 6.1 to the extent the amount of the Claim exceeds the balance of the indemnification limits specified under the Prior Agreement and/or the relevant survival period under the Prior Agreement has terminated, and (2) if Buyer notifies the Shareholders' Agent, prior to the second anniversary of the Closing Date, that Company is seeking indemnification from EFG under the Prior Agreement, any Claim subsequently made by Buyer for indemnification under this Section 6.1 within six (6) months after resolution of the indemnification claim against EFG based upon substantially the same facts shall be valid and preserved despite the termination of the two-year survival period specified in Section 6.5(a) below. Buyer agrees that it will cause the Company promptly and diligently to pursue indemnification from EFG under the Prior Agreement for a material breach of any representation or warranty contained therein once management of Buyer becomes aware of facts constituting such an alleged material breach. As used in this
      Article 6, the term "Claim" shall include (i) all debts, liabilities and obligations; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys' fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

           6.2. By Buyer. Subject to the terms and conditions of this Article 6, Buyer hereby agrees to indemnify, defend and hold harmless each Shareholder from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, or (b) the breach of any covenant of Buyer contained in this Agreement.

           6.3. Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article 6 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

                 6.3.(a)   Notice and Defense. The party or parties to be
           indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. In all matters concerning the Principal Shareholders by virtue of joint and several liability, the Shareholders' Agent shall give and receive notice and otherwise act in all respects on their behalf. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this
           Article 6, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

                 6.3.(b)   Failure to Defend. If the Indemnifying Party, within
           a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

                 6.3.(c)   Indemnified Party's Rights. Anything in this Section
           6.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

           6.4. Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 6, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Article 6 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set-off and not owed together with interest from the date of set-off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set-off, on those three maturities of United States Treasury obligations having a remaining life, as of such date, closest to the period from the date of the set-off to the date of such judgment. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

           6.5. Limitations on Indemnification. Except for any willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

                 6.5.(a)   Time Limitation. No claim or action shall be brought
           under this Article 6 for breach of a representation or warranty after the lapse of two (2) years following the Closing. Regardless of the foregoing, however, or any other provision of this Agreement, any claim made by a party hereunder by delivering written notice of the claim to the Indemnifying Party or Parties, by filing a suit or action in a court of competent jurisdiction or a court reasonably believed to be of competent jurisdiction or by a demand for arbitration in accordance with Article 9 hereof for breach of a representation or warranty prior to the termination of the survival period for such claim shall be preserved despite the subsequent termination of such survival period.

                 6.5.(b)   Amount Limitation. The aggregate amount of the
           indemnification obligations of the Principal Shareholders pursuant to this Article 6 for breaches of any representations or warranties shall not exceed Two Million Dollars ($2,000,000), exclusive of (and in addition to) any withdrawals pursuant to the holdback provisions of Section 2.2.(b) and 2.2.(c) above.

                 6.6. No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material" for purposes of Section 9.2.

      7.   CLOSING

           The closing of this transaction ("the Closing") shall take place contemporaneously with the execution and delivery of this agreement at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 1:00 P.M. on October 22, 1998, or at such other hour and place as the parties hereto shall agree upon in writing. The date hereof is referred to in this Agreement as the "Closing Date". Unless otherwise indicated, the transactions contemplated hereby shall be deemed for all purposes to be effective as of the Closing Date.

           7.1. Documents to be Delivered by Company and Shareholders. At the Closing, Company and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

                 7.1.(a)   Stock Certificate(s). Stock certificates representing
           the Shares, duly endorsed for transfer or with duly executed stock powers attached, in either case as of the Closing Date.

                 7.1.(b)   Opinion of Counsel. A written opinion of counsel to
           Company and Shareholders, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit C hereto.

                 7.1.(c)   Consents and Approvals. Executed originals of all
           approvals, consents and waivers that are required to effect the transactions contemplated hereby.

                 7.1.(d)   Employment and Noncompetition Agreements. The
           Employment and Noncompetition Agreements referred to in Section 5.1, duly executed by the persons referred to in such Section.

                 7.1.(e)   Certified Resolutions. Certified copies of the
           resolutions of the Board of Directors and shareholder(s) of Company and TBG, respectively, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.


                 7.1.(f)   Articles; Bylaws. Copies of the Bylaws of Company and
           each Subsidiary certified by the respective secretaries of such entities, and copies of the Articles of Incorporation of Company and each Subsidiary certified by the Secretary of State of their respective states of incorporation.

                 7.1.(g)   Incumbency Certificate. Incumbency certificates
           relating to each person executing (as a corporate officer or otherwise on behalf of another person) any document executed and delivered to Buyer pursuant to the terms hereof.

                 7.1.(h)   General Releases. The General Releases referred to in
           Section 5.3, duly executed by the persons referred to in such Section.

                 7.1.(i)   Resignations. The resignations of Mark G. FitzGerald
           and Timothy D Dyer as officers and directors of the Company and each Subsidiary, effective as of the Closing and in form satisfactory to Buyer's counsel.

                 7.1.(j)   Affidavit. An affidavit from each of the Shareholders
           in form and substance satisfactory to Buyer, to the effect that neither the Company nor any Subsidiary is a "foreign person," "foreign corporation," "foreign partnership," "foreign trust" or "foreign estate" under Section 1445 of the Code, and containing all such other information as is required to comply with the requirements of such Section.

                 7.1.(k)   Other Documents. All other documents, instruments or
           writings required to be delivered to Buyer at the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

           7.2. Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Shareholders the following documents, in each case duly executed or otherwise in proper form:

                 7.2.(a)   Cash Purchase Price. To Shareholders' Agent,
           certified or bank cashier's checks (or wire transfers) as required by Sections 2.2(a) hereof.

                 7.2.(b)   Opinion of Counsel. A written opinion of Foley &
           Lardner, counsel to Buyer, dated as of the Closing Date, addressed to Company, in substantially the form of Exhibit D hereto.

                 7.2.(c)   Certified Resolutions. A certified copy of the
           resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                 7.2.(d)   Incumbency Certificate. Incumbency certificates
           relating to each person executing any document executed and delivered to Company or Shareholders by Buyer pursuant to the terms hereof.

                 7.2.(e)   Other Documents. All other documents, instruments or
           writings required to be delivered to Company at the Closing pursuant to this Agreement and such other certificates of authority and documents as Company may reasonably request.

       8.  TERMINATION

       This Agreement may be terminated without further liability of any party at any time prior to the Closing: (a) by mutual written agreement of Buyer and Shareholders' Agent; or (b) by either Buyer or Shareholders' Agent (i) if the Closing shall not have occurred by 11:59 p.m. Eastern time on the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring at or before such time, or (ii) if any Government Entity shall have issued an Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

       9.  RESOLUTION OF DISPUTES

           9.1.  Arbitration.

                 9.1.(a)   Any dispute, controversy or claim arising out of or
           relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Tampa, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 9. Notwithstanding the foregoing, Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of any Shareholder under Section 5.2 of this Agreement, or any covenants not to compete contained in any Employment and Noncompetition Agreement delivered pursuant to
           Section 5.1 hereof.

                 9.1.(b)   No party shall be required to submit to arbitration
           hereunder unless all persons who are not parties to this Agreement, but who are necessary parties to a complete resolution of the controversy, submit to the arbitration process on the same terms as the parties hereto. Without limiting the generality of the foregoing, no claim under Article 6 for the indemnification of a third-party claim shall be subject to arbitration under this Article 9 unless the third party bringing such claim against the indemnitee shall agree in writing to the application of this Article 9 to the resolution of such claim.

           9.2. Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $250,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

           9.3. Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

           9.4. Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

           9.5. Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Buyer and each Shareholder hereby submit to the in personam jurisdiction of the Federal and State courts in Florida, for the purpose of confirming any such award and entering judgment thereon.

           9.6. Confidentiality. All proceedings under this Article 9 and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

           9.7. Continued Performance. The fact that the dispute resolution procedures specified in this Article 9 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff provided in Section 6.4 hereof.

           9.8. Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Article 9 are pending. The parties will take such action, if any, required to effectuate such tolling.

      10.  MISCELLANEOUS

           10.1. Disclosure Schedule. The Schedules have been compiled in a bound volume (the "Disclosure Schedule"), executed by Shareholders and dated and delivered to Buyer on the date of this Agreement. Information set forth in any Schedule of the Disclosure Schedule shall be deemed to have been disclosed with respect to all Schedules of the Disclosure Schedule.

           10.2. Further Assurance. From time to time, at Buyer's request and without further consideration, Company and Shareholders will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

           10.3. Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by Buyer, Company or Shareholders shall be subject to the approval of the other parties in all essential respects, except that approval of the Shareholders or Company shall not be required as to any statements and other information which Buyer may submit to the Securities and Exchange Commission, the Nasdaq Stock Market ("Nasdaq") or Buyer's stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange

      Commission or Nasdaq, or otherwise required by law. Shareholders shall act hereunder only through Shareholders' Agent.

           10.4. Assignment; Parties in Interest.

                 10.4.(a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, (i) merge Company and/or any Subsidiary with and into Buyer and/or any subsidiary of Buyer, or (ii) cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Shareholders hereunder.

                 10.4.(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

           10.5. Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

           10.6. Amendment and Modification. Buyer and Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing between Buyer and Shareholders' Agent; provided, however, that Buyer may, in Buyer's discretion, require the execution of any amendment by all the Shareholders personally.

           10.7. Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)  If to Buyer, to:

                  ABR Information Services, Inc.
                  34125 U.S. Highway 19 North
                  Palm Harbor, Florida  34684-2116
                  Attention:  James E. MacDougald
                  Chairman of the Board,
                  President and Chief Executive Officer
                  Facsimile:  (813) 789-3857

                  (with a copy to)

                  Foley & Lardner
                  100 North Tampa Street, Suite 2700
                  Tampa, Florida 33602-5804
                  Attention:  Todd B. Pfister, Esquire
                  Facsimile:  (813) 221-4210

           or to such other person or address as Buyer shall furnish to the Agent in writing.

                  (b)  If to Shareholders, to Shareholders' Agent:

                  Mark G. FitzGerald
                  The Barrington Group, Ltd.
                  626 East Wisconsin Avenue, 7th Floor
                  Milwaukee, Wisconsin  53202
                  Facsimile:  (414) 225-3788

                  (with a copy to)

                  John A. Rothstein
                  Quarles & Brady
                  411 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202
                  Facsimile:  (414) 271-3552

         or to such other person or address as Shareholders shall designate as a successor Shareholders' Agent in accordance with this Agreement.

                  (c)  If to Company or TBG, to:

                  The Barrington Group, Ltd.
                  626 East Wisconsin Avenue, 7th Floor
                  Milwaukee, Wisconsin  53202
                  Attention:  President
                  Facsimile:  (414) 225-3788

                  (with a copy to)

                  Foley & Lardner
                  100 North Tampa Street, Suite 2700
                  Tampa, Florida  33602-5804
                  Attention:  Todd B. Pfister
                  Facsimile:  (813) 221-4210

      Any notice to Company or TBG given after Closing shall also be given in the same manner to Buyer.

           If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Delivery to the Agent shall constitute delivery to all Shareholders. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

           10.8. Expenses.

                 10.8.(a) Brokerage. Except as to Broadview Associates LLC, which shall be compensated by Buyer, Shareholders and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively (and Shareholders represent and warrant that there is no broker involved on behalf of Company) and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

                 10.8.(b) Expenses to be Paid by Shareholders. Shareholders shall pay, and shall indemnify, defend and hold Buyer, Company and the Subsidiaries harmless from and against, each of the following:

                           (i) Transfer Taxes. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

                           (ii) Professional Fees. All fees and expenses, including accounting and other professional fees, incurred in connection with or relating to the preparation and provision of the financial statements of the Company as set forth in
                 Section 3.4 above.

                 10.8.(c) Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

                 10.8.(d) Costs of Litigation or Arbitration. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 10.4) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

           10.9. Shareholders' Agent; Power of Attorney. The Shareholders hereby appoint and constitute Mark G. FitzGerald as Shareholders' Agent hereunder, to exercise the powers on behalf of Shareholders set forth in this Agreement; and Mark G. FitzGerald hereby accepts such appointment. In the event of the death, resignation or inability to act of Mark G. FitzGerald, and upon receipt by Buyer of evidence of the same which is satisfactory to Buyer, Timothy D. Dyer shall be successor Shareholders' Agent with all powers of his predecessor.

                 10.9.(a) Power of Attorney. Each Shareholder, by his or her execution of this Agreement, hereby constitutes and appoints the Shareholders' Agent his or her true and lawful attorney in fact, with full power in his or her name and on his or her behalf:

                           (i) to receive on behalf of such Shareholder the proceeds of sale of such Shareholder's Shares being sold hereunder, to give Buyer a receipt therefor on behalf of such Shareholder and to hold such proceeds subject to the terms hereof and the instructions of such Shareholder with respect to the ultimate disbursement thereof;

                           (ii) to act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, the power to amend this Agreement in accordance with Article
                 10.6 or terminate this Agreement in accordance with Section 8; to consent to the assignment of rights under this Agreement in accordance with Section 10.4.(a); to give and receive notices on behalf of all the Shareholders; and to act on their behalf in connection with any matter as to which the Shareholders (or Principal Shareholders) jointly and severally are an "Indemnified Party" or "Indemnifying Party" under Article 6 hereof; all in the absolute discretion of the Agent;

                           (iii) in general, to do all things and to perform
                 all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

                 This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Shareholders and the Buyer hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder agrees, jointly and severally, to hold the Shareholders' Agent free and harmless from any and all loss, damage or liability which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

           10.10. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

           10.11. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and the Ancillary Instruments may be effective upon the execution and delivery by any party of facsimile copies of signature pages hereto and thereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other parties hereto.

           10.12. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

           10.13. Glossary of Terms. The following sets forth the location of certain definitions of capitalized terms defined in the body of this
      Agreement:

                  "Act" - Section 3.26
                  "Affiliate" - Section 3.7.(k)
                  "Ancillary Instruments" - Section 3.2.(a)
                  "Buyer's Affiliates" - Section 6.1
                  "CERCLA" - Section 3.10.(c)
                  "Claim" - Section 6.1
                  "Closing" - Preamble to Article 9
                  "Closing Date" - Section 7
                  "Code" - Section 3.5.(e)
                  "Common Stock" - Section 2.2(b)
                  "Company Employees" - Section 3.15.(a)
                  "Contingent Payment" - Section 2.1
                  "Disclosure Schedule" - Article 10

                  "Employee Plans/Agreement(s)" - Section 3.15.(a) "Environmental Laws" - Section 3.10.(c)
                  "ERISA" - Section 3.15.(a)
                  "Facilities" - Second Recital
                  "Government Entities" - Section 3.3
                  "Indemnified Party" - Section 6.3.(a)
                  "Indemnifying Party" - Section 6.3.(a)
                  "Laws" - Section 3.3
                  "Lien" - Section 3.11.(a)
                  "Litigation" - Section 3.9
                  "Orders" - Section 3.3
                  "PBGC" - Section 3.15.(b)(ii)
                  "Purchase Price" - Section 2.1
                  "Real Property" - Section 3.11.(c)
                  "Recent Balance Sheet" - Section 3.4
                  "Services" - Section 3.19
                  "Settlement Date" - Section 2.2.(c)
                  "Shares" - First Recital
                  "Trade Rights" - Section 3.17
                  "Warrants" - First Recital
                  "Waste" - Section 3.10.(c)

      Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        BUYER:

                                        ABR INFORMATION SERVICES, INC.,
                                        a Florida corporation


                                        By:   /s/ Dennis  A. Sweeney
                                           ------------------------------------
                                        Title:  Senior Vice President

                                        COMPANY:

                                        CHOWNING, LTD.,
                                        a Wisconsin corporation


                                        By:   /s/ Mark G. FitzGerald
                                           ------------------------------------
                                        Title: President

                                        TBG:

                                        THE BARRINGTON GROUP, LTD.,
                                        a Wisconsin corporation


                                        By: /s/ Mark G. FitzGerald
                                           ------------------------------------
                                        Title:  President

                                        SHAREHOLDERS:



                                            /s/ Mark G. FitzGerald
                                            -----------------------------------
                                            Mark G. FitzGerald, Individually



                                            /s/ Timothy D. Dyer
                                            -----------------------------------
                                            Timothy D. Dyer, Individually



                                            /s/ Laura J. LaPinske
                                            -----------------------------------
                                            Laura J. LaPinske, Individually

                                            SHAREHOLDERS' AGENT:




                                            /s/ Mark G. FitzGerald
                                            -----------------------------------
                                            Mark G. FitzGerald